Calculation of Filing Fee Tables
S-8
Amylyx Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amylyx Pharmaceuticals, Inc. 2022 Stock Option and Incentive Plan	Other	5,494,225	$ 14.64	$ 80,435,454.00	0.0001381	$ 11,108.14
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amylyx Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan	Other	1,098,845	$ 12.444	$ 13,674,027.18	0.0001381	$ 1,888.38
Total Offering Amounts:						$ 94,109,481.18		$ 12,996.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,996.52
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock. Represents an automatic increase to the number of shares available for issuance under the Amylyx Pharmaceuticals, Inc. 2022 Stock Option and Incentive Plan (the "2022 Plan") of 5,494,225, effective as of January 1, 2026. Shares available for issuance under the 2022 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on January 12, 2022 (File No. 333-262125), March 13, 2023 (File No. 333-270509), February 22, 2024 (File No. 333-277274) and March 4, 2025 (File No. 333-285534). Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $14.64, the average of the high and low price of the registrant's common stock as reported on the Nasdaq Global Select Market ("Nasdaq") on February 25, 2026.

[2]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock. Represents an automatic increase to the number of shares available for issuance under the Amylyx Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan (the "2022 ESPP") of 1,098,845, effective as of January 1, 2026. Shares available for issuance under the 2022 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on January 12, 2022 (File No. 333-262125), March 13, 2023 (File No. 333-270509), February 22, 2024 (File No. 333-277274) and March 4, 2025 (File No. 333-285534). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based on 85% of the average of the high and low sales price of the registrant's common stock, as reported on Nasdaq on February 25, 2026. Pursuant to the 2022 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value per share of common stock on the applicable offering date or on the exercise date of the applicable offering period, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A